Exhibit 99.1

IDW Media Announces Cost Cutting Measures

Takes significant steps amid cash flow and other challenges

Announces intent to delist from NYSE American and suspend SEC reporting status

LOS ANGELES, CA and NEWARK, NJ – April 27, 2023:  IDW Media Holdings, Inc., (the “Company” or “IDW”) (NYSE American: IDW), an integrated media company, today announced a series of significant moves in response to operational challenges to position the Company for recovery and future growth.

IDW’s Board of Directors has determined to implement a reduction of force, deregister the Company’s Class B common stock under the Securities Exchange Act of 1934, delist the Class B common stock from the NYSE American, make changes in senior management, and implement cost cutting measures.

The Board has elected to take these actions to preserve capital, and put the Company in the strongest position possible to unlock value from its assets, including its intellectual property and ability to generate new intellectual property.

The Company is cutting approximately 39% of its current workforce, retaining essential personnel who are most directly related to preserving current operations and launching the Company on its new trajectory. The reduction in force and other steps, after the effect of backfilling certain positions, is expected to deliver approximately $4.4 million in annual savings (and potentially greater savings in future periods) and is currently expected to result in approximately $0.9 million in severance and related costs to be recognized in the current period. Before giving effect to any payments of severance or related costs, the Company expects to hold approximately $5.7 million of cash and cash equivalents as of April 28, 2023.

The Company has determined to voluntarily delist from the NYSE American exchange and to deregister its Class B common stock under Section 12(b) and Section 12(g) of the Securities Exchange Act of 1934, as amended, and suspend its reporting obligations under Section 15(d) of the Exchange Act.

The Company has notified NYSE American of its intent to delist its securities from NYSE American, anticipates that it will shortly file with the Securities and Exchange Commission (the “SEC”) a Form 25 relating to the delisting and deregistration of its securities, and anticipates that the delisting and deregistration under Section 12(b) of its Class B common stock will become effective on or about May 18, 2023.

Following the delisting of its securities from NYSE American, the Company plans to file with the SEC a Form 15 to deregister its securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act.

The Board determined that deregistration is in the overall best interests of the Company and its stockholders following review and careful consideration of a number of factors, including, but not limited to, the expected reduction in operating expenses associated with continued listing and reporting, which would allow the Company to focus more resources on its recovery and growth plans.

The Company intends to file an application for its Class B common stock to be quoted on the OTCQB platform, operated by OTC Markets Group Inc. as soon as practicable. It is likely that there will be some period following delisting of the Class B common stock from NYSE American prior to commencement of quotation on the OTCQB and during such period, the Class B common stock may be quoted on the OTC Pink Market. The Company intends to continue to provide information to its stockholders and to take such actions to enable a trading market in its Class B common stock to exist. There is no guarantee, however, that one or more brokers will continue to make a market in the Class B common stock and that trading of the Class B common stock will be approved for quotation on, or continue to be quoted on, the OTCQB.

“The Board determined that going dark is the best path for the Company due to expected cost savings, reduction of pressure on limited resources and the Company’s current inability to realize many of the benefits from continued listing and Exchange Act registration and reporting,” said David Breau, Lead Independent Director on IDW’s Board. “Low trading values and volume has limited our Class B common stock’s liquidity and made it untenable to effectively use our securities as transaction consideration, attract interest from institutional investors or market analysts or provide meaningful incentive to our employees. At the same time, we continued to bear the direct and indirect expenses associated with the NYSE American listing and SEC reporting.

“We believe the reduction in time spent by our management and employees complying with the requirements applicable to SEC reporting companies will enable them to focus more on managing the Company’s businesses, strengthening our strategic relationships, exploiting our assets and thus increasing stockholder value, with a focus on long-term growth without an undue distraction by short-term financial results and stock price movement,” concluded Mr. Breau, Lead Independent Director.

The Board has also determined to make changes to senior management. Davidi Jonas, who was recently elected to the Board by the Company’s stockholders and was named as Executive Chairman and Vice Chairman of the Board will be taking on the role of Chief Executive Officer replacing Allan Grafman who has served in that role since late August 2022. The Board determined that with the other changes being implemented, the Company and its stockholders would be best served with a change in leadership. Mr. Davidi Jonas is a member of the family that collectively owns a controlling interest in the Company’s equity, and his father, Howard Jonas, serves as IDW’s Chairman and Chairman of the Board.

With the anticipated deregistration and delisting, the Board determined that Brooke Feinstein’s services as Chief Financial Officer were no longer essential and she will be departing the Company. The principal financial position will be filled by existing internal resources.

“We appreciate Allan’s industry experience and efforts on IDW’s behalf during the last eight months as CEO and for over three years prior to that as a member of the Board and Chairman of the Audit Committee,” added Howard Jonas, IDW’s Chairman. However, with the need to make pivotal changes to preserve value and transform the Company, the Board felt that a new CEO with new ideas, a tireless work ethic, willingness to roll up his sleeves and do whatever is needed to help the Company, with a successful record at creating a corporate culture of excellence and maximizing stockholder value, was what IDW needed. Brooke has been a key member of management for over 4.5 years, serving well in different capacities.”

Amber Huerta, who serves as the Senior Vice President, People and Organizational Development of the Company, has been promoted to Chief Operating Officer, reflecting the much broader role she plays across several operational disciplines.

The Company is finalizing separation arrangements with Mr. Grafman and Ms. Feinstein.

“I am humbled by the confidence being placed in me by the IDW Board in appointing me to this position at such a pivotal time in the Company’s existence,” said Davidi Jonas, Executive Chairman and incoming Chief Executive Officer. “I feel an overwhelming sense of excitement and more than a little trepidation as I face the challenges before us.

“Our Board is taking bold action to address the challenges facing the Company and I share their view that alacrity is called for. My trepidation comes from the magnitude of the task ahead and my determination to do everything possible to unlock and create the value for our stockholders that they deserve. Many of our stockholders, not least of them members of my family, have shown patience and loyalty and it is my singular goal to see that rewarded.

“Since re-joining the Company as Executive Chairman, I have taken a deep dive into the Company and have strong views on what is needed to put the Company’s best foot forward on the path of success. The painful cuts we are making are unfortunately absolutely necessary. We need to ensure that the Company can survive and then grow. I want to thank Allan, Brooke, and the great employees and other contributors to IDW’s past successes.

“Today we hit reset. Today I take on the responsibility to those for whom I work and those whom I work with, the stockholders and my colleagues at IDW. I will work tirelessly to unlock value.

“IDW is a great company with a storied history. IDW has a great team of people who are ready to give their all and again I am humbled to be at their head,” concluded Davidi Jonas.

About IDW Media Holdings:

IDW (NYSE American: IDW) is an integrated media company providing compelling stories and characters for global audiences. Our IDW Publishing and IDW Entertainment businesses acquire IP for holistic franchise development across comics and graphic novels, television and other entertainment platforms and leverage established stories from our creative partners.

Forward-Looking Statements:

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended October 30, 2022 (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and subsequent quarterly reports on Form 10-Q. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

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